EXHIBIT 10.51
ILLUMINA, INC.
NEW HIRE STOCK AND INCENTIVE PLAN
     1. Purposes of the Plan. The purposes of this New Hire Stock and Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility and to promote the success of the Company’s business. Options and Stock Awards may be granted under the Plan.
     This New Hire Stock and Incentive Plan is patterned after the Amended and Restated 2005 Stock and Incentive Plan but is to be used only for grants to Newly Hired Employees in connection with their hiring by the Company. The Plan is, therefore, exempt from the rule of the NASDAQ National Market that requires stockholder approval of issuances of securities to existing directors and employees and, accordingly, the Plan has not been submitted for approval by the stockholders of the Company.
     2. Definitions. As used herein, the following definitions shall apply:
(a)	“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

(b)	“Applicable Laws” means the requirements relating to the administration of stock option and restricted stock plans, the grant of options and the issuance of shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any Nasdaq National Market, stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(c)	“Award” means an Option or a Stock Award granted in accordance with the terms of the Plan.

(d)	“Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(e)	“Board” means the Board of Directors of the Company.

(f)	[Omitted]

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)	“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(i)	“Common Stock” means the common stock of the Company.

(j)	“Company” means Illumina, Inc., a Delaware corporation.

(k)	[Omitted]

(l)	“Corporate Transaction” means any of the following, unless the Administrator provides otherwise:
(i)	any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

(ii)	the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

(iii)	the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

(iv)	a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

(v)	any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.
(m)	[Omitted]

(n)	“Disability” means total and permanent disability as defined in Section 21 (e)(3) of the Code.

(o)	“Effective Date” means the date on which the Board approves the Plan.

(p)	[Omitted]

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)	“Fair Market Value” means, as of any date, the value of a Share determined as follows:
(i)	If the Common Stock is listed on any established stock exchange or traded on a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of a Share shall be the closing selling price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
(s)	[Omitted]

(t)	[Omitted]

(u)	[Omitted]

(v)	“Newly Hired Employee” means any person, including Officers, recently employed by the Company or any Subsidiary of the Company at the time of the Award.

(w)	“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(x)	“Officer” means a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)	“Option” means a stock option granted pursuant to the Plan that is not intended to qualify as an incentive stock option (as defined in the Code) and as designated in the applicable Option Agreement.

(z)	“Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(aa)	“Optioned Shares” means the Shares subject to an Option.

(bb)	“Optionee” means the holder of an outstanding Option granted under the Plan.

(cc)	[Omitted]

(dd)	[Omitted]

(ee)	“Participant” means any holder of one or more Options, Stock Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

(ff)	“Plan” means this New Hire Stock and Incentive Plan.

(gg)	“[Omitted]

(hh)	“Qualifying Performance Criteria” means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria as may be determined by the Administrator. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(ii)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act, as the same may be amended from time to time, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj)	[Omitted]

(kk)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 17 hereof.

(ll)	[Omitted]

(mm)	“Stock Award” means a Stock Grant granted under Section 13 below or other similar awards granted under the Plan (including phantom stock rights).

(nn)	“Stock Award Agreement” means a written agreement, the form(s) of which shall be approved from time to time by the Administrator, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(oo)	“Stock Grant” means the award of a certain number of Shares granted under Section 13 below.

(pp)	[Omitted]

(qq)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(rr)	“Withholding Taxes” means the federal, state and local income and employment withholding taxes, or any other taxes required to be withheld, to which the holder of an Award may be subject in connection with the grant, exercise, or vesting of an Award or the issuance or transfer of Shares issued or issuable pursuant to an Award.

3.	[Omitted]

4.	Administration of the Plan.

(a)	Procedure.
(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Newly Hired Employees may administer the Plan.

(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board, (B) a Committee, which committee shall be constituted to satisfy Applicable Laws or (C) subject to the Applicable Laws, one or more officers of the Company to whom the Board or Committee has delegated the power to grant Awards to persons eligible to receive Awards under the Plan provided such grantees may not be officers.
(b)	Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
     (A) to determine the Fair Market Value of the Common Stock in accordance with Section 2(r) of the Plan;
     (B) to select the Newly Hired Employees to whom Awards may be granted hereunder;

     (C) to determine the number of Shares or amount of cash to be covered by each Award granted hereunder;
     (D) to approve forms of Award Agreements for use under the Plan;
     (E) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include, but are not limited to, the exercise price and/or purchase price (if applicable), the time or times when Awards may be exercised (which may be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;
     (F) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
     (G) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
     (H) to modify or amend each Award (subject to Section 19 hereof), including the discretionary authority to extend the post-termination exercisability or purchase period of Awards longer than is originally provided for in the Award Agreement;
     (I) to allow Participants to satisfy Withholding Tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or settlement of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of Withholding Tax is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

     (J) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
     (K) to make all other determinations deemed necessary or advisable for administering the Plan.
(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Options, Stock Awards, or Shares issued under the Plan.
     5. Eligibility. Options and Stock Awards may be granted to Newly Hired Employees.
     6. Limitations.
(a)	[Omitted]

(b)	Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment relationship with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c)	[Omitted]
     7. Term of Plan. The Plan shall become effective on the Effective Date. Unless the Plan is terminated earlier pursuant to Section 19 hereof, the Plan shall terminate upon the earliest to occur of (a) December 31, 2017 or (b) the termination of all outstanding Awards in connection with a dissolution or liquidation pursuant to Section 17(b) hereof or a Corporate Transaction pursuant to Section 17(c) hereof. Should the Plan terminate on December 31, 2017, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the applicable Award Agreement.
     8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however that the term shall be no more than ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.
(a)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 100% of the Fair Market Value per share on the date of grant.

(b)	Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions (including any vesting conditions) that must be satisfied before the Option may be exercised.

(c)	Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:
(i)	cash;

(ii)	check;

(iii)	other Shares which, in the case of Shares acquired directly or indirectly from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender (if it is required to eliminate or reduce accounting charges incurred by the Company in connection with the Option, or such other period (if any) required to so eliminate or reduce such charges), and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)	consideration received through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (A) a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all Withholding Taxes required to be withheld by the Company by reason of such exercise and (B) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale;

(v)	a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi)	any combination of the foregoing methods of payment; or

(vii)	such other consideration and method of payment for the issuance of Optioned Shares as determined by the Administrator and to the extent permitted by Applicable Laws.
(d)	No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 17(a) of the Plan), the exercise price of an Option may not be reduced.
     10. Exercise of Option.
(a)	Procedure for Exercise; Rights as a Stockholder.
(i)	Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

(ii)	An Option shall be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (B) full payment for the Optioned Shares with respect to which the Option is exercised and (C) satisfaction of any Withholding Taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Plan and shall be set forth in the Option Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 hereof.

(iii)	Exercising an Option in any manner shall decrease the number of Optioned Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
(b)	Termination of Employment Relationship. Unless otherwise provided by the Administrator in the Option Agreement, if an Optionee ceases to be employed by the Company, other than upon the Optionee’s death or Disability, such Optionee may exercise his or her Option for a period of three (3) months measured from the date of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to all the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan. To the extent the Optionee does not, within the post-termination time period specified in the Option Agreement, exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of the Newly Hired Employee, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.

(c)	Disability of Optionee. Unless otherwise provided by the Administrator in the Option Agreement, if an Optionee ceases to be employed by the Company as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within twelve (12) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall revert immediately to the Plan. To the extent the Optionee does not, within the post-termination time period specified in the Option Agreement, exercise the Option for the Optioned Shares in which Optionee is vested at the time of such termination of the Newly

Hired Employee, the Option shall terminate with respect to those vested Optioned Shares at the end of such period, and those Optioned Shares shall revert to the Plan.

(d)	Death of Optionee. Unless otherwise provided by the Administrator in the Option Agreement, if an Optionee dies while employed, the Option may be exercised within twelve (12) months following Optionee’s death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Option shall immediately terminate as to the Optioned Shares covered by the unvested portion of the Option, and those Optioned Shares shall immediately revert to the Plan. To the extent the Option is not, within the post-termination time period specified in the Option Agreement, exercised for the Optioned Shares in which Optionee is vested at the time of such termination of the Newly Hired Employee, the Option shall terminate with respect to those vested Optioned Shares, and those Optioned Shares shall revert to the Plan.
     11. [Omitted]
     12. Limited Transferability of Options. An Option generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided however that Options may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Optionee. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. The Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Optionee’s death.
     13. Stock Awards. Each Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(a)	Consideration. A Stock Grant may be awarded in consideration for such property or services as is permitted under Applicable Law.

(b)	Vesting. Shares of Common Stock awarded under an agreement reflecting a Stock Grant may, but need not, be subject to a share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Administrator.

(c)	Termination of Participant’s Employment Relationship. In the event a Participant’s employment terminates, the Company may reacquire any or all of the Shares held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(d)	Transferability. Except as determined by the Board, no rights to acquire Shares under a Stock Grant shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.
     14. [Omitted]
     15. [Omitted]
     16. Section 162(m) Compliance. Any Stock Award (other than an Option or any other Stock Award having a purchase price equal to 100% of the Fair Market Value on the date such award is made) that is intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable or payable contingent on the achievement of one or more Qualifying Performance Criteria. Notwithstanding anything to the contrary herein, the Committee shall have the discretion to determine the time and manner of compliance with Section 162 (m) of the Code as required under applicable regulations and to conform the procedures related to the Award to the requirements of Section 162(m) and may in its discretion reduce the number of Shares granted or amount of cash or other property to which a Participant may otherwise have been entitled with respect to an Award designed to qualify as performance-based compensation under Section 162(m).
     17. Adjustments Upon Changes in Capitalization, Dissolution or Corporate Transaction.
(a)	Changes in Capitalization. The number of Shares as well as the price per Share subject to each outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares. Notwithstanding the foregoing, any such adjustment shall not (i) cause an Award which is exempt from Code Section 409A to become subject to Code Section 409A or (ii) cause an Award subject to Code Section 409A not to comply with the requirements of Code Section 409A.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may (but need not) provide for a Participant to have the right to exercise his or her Option or Stock Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option or Stock Award would not otherwise be exercisable. In addition, the Administrator may (but need not) provide that any Company repurchase option applicable to any unvested Shares purchased upon exercise of an Option or issued under a Stock Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Corporate Transaction.
(i)	In the event of a Corporate Transaction, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards; and/or (iii) provide for termination of Awards as a result of the Corporate Transaction on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash payment to the Participant. For the purposes of this paragraph, the Award shall be considered assumed if, following the Corporate Transaction, the Award confers the right to purchase or receive, for each Share or amount of cash covered by the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share held on the effective date of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share covered by the Award, to be solely common stock of the successor corporation equal in fair market value to the per share consideration received by holders of Shares in the Corporate Transaction.

(ii)	Each Option or Stock Award which is assumed pursuant to this Section 17(c) shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the Option or Stock Award been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to the exercise or purchase price payable per share under each outstanding Option or Stock Award, provided the aggregate exercise or purchase price payable for such securities shall remain the same. Notwithstanding the foregoing, any such adjustment shall not (i) cause an Award which is exempt from Code Section 409A to become subject to Code Section 409A or (ii) cause an Award subject to Code Section 409A not to comply with the requirements of Code Section 409A.
     18. Date of Grant. The date of grant of any Award shall be, for all purposes, the date on which the Administrator grants such Award. Notice of the grant shall be provided to each Participant within a reasonable time after the date of such grant.
     19. Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend or terminate the Plan. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant under any grant theretofore made, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     20. Conditions Upon Issuance of Shares.
(a)	Awards shall not be granted and Shares shall not be issued pursuant to the exercise of an Award unless the grant of the Award, the exercise or settlement of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.
     21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction (including under Section 20), which authority is deemed by the Company’s counsel to be necessary to the lawful grant of Awards and issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to grant such Awards or issue or sell such Shares as to which such requisite authority shall not have been obtained.

     22. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     23. [Omitted]
     24. Code Section 409A. Notwithstanding any provision of this Plan to the contrary, no deferral election, payment election, time or form of payment, modification or other action with respect to the Plan shall be permitted to the extent that such election, time or form of payment, modification or other action would violate any requirement of Code Section 409A of the Code or the regulations thereunder, as determined in the sole discretion of the Administrator.